Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                    Exhibit 10.8

                             AMENDED AND RESTATED

                      COLLABORATION AND LICENSE AGREEMENT

                                    between

                                 TULARIK INC.

                                      and

                               MERCK & CO., INC.

                                                                    Exhibit 10.8

                             AMENDED AND RESTATED
                      COLLABORATION AND LICENSE AGREEMENT

     THIS AGREEMENT is entered into as of the 22nd day of December 1996 (the "Amendment Date") by and between Tularik Inc., a California corporation ("Tularik"), and Merck & Co., Inc. ("Merck"), a corporation organized under the laws of New Jersey, and amends in part and restates the Collaboration and License Agreement dated as of December 22, 1993 by and between Tularik and Merck.

                                   RECITALS

     WHEREAS, Tularik and Merck have previously entered into the Original Agreement pursuant to which Tularik and Merck established a cooperative research relationship based on screening of their respective compound libraries using their respective assays and other jointly developed assays, and

     WHEREAS, Tularik and Merck desire to continue their cooperative research relationship to develop and market novel therapeutic products based on compounds identified during such research as having viral regulatory properties;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

                                       1
                                  DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "Affiliate" shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership, with a party to this Agreement, where "Own" or "Ownership" means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

     1.2 "Agreement" shall mean this Amended and Restated Collaboration and License Agreement.

     1.3 "Agreement Compounds" shall mean, collectively, the Option Compounds and the Program Compounds.

     1.4 "Anti-Viral Activity" shall mean that level of activity of a Program Substance in a Program Assay which [ * ], as appropriate for the target, which is potentially or actually useful


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in the Field, as determined by the Research Committee.

     1.5 "Confidential Information" shall mean, subject to the limitations set forth in Section 12.1 hereof, all information disclosed to one party by the other party.

     1.6 "Core Targets" shall mean those targets applicable to the [ * ] set forth on Appendix A, or otherwise designated by a majority of the members of the entire Research Committee in writing, as well as any other targets designated by the Research Committee in writing for other viruses which the parties may from time to time designate or substitute.

     1.7 "[ * ] Option Program" shall mean research and development pursuant to this Agreement of all Option Compounds relating to all Option Targets applicable to the [ * ].

     1.8  "Effective Date" shall mean December 22, 1993.

     1.9 "Exercise Data" shall mean data establishing the following criteria with respect to an Option Program:

  a) [ * ];

  b) [ * ];

  c) [ * ];

  d) [ * ]; and

  e) [ * ].

     1.10 "Exercise Date" shall mean the date on which both of the following have occurred (i) [ * ] and (ii) [ * ].

     1.11 "FDA" shall mean the United States Food and Drug Administration.

     1.12 "Field" shall mean all uses in the prevention or treatment of (i)
[ * ].

     1.13 "Full Time Equivalent" or "FTE" shall mean the equivalent of a full-time [ * ]. The portion of an FTE year devoted by a scientist or program manager to the Research Program shall be determined by dividing the number of days during any twelve (12) month period devoted by such employee to the Research Program by the total number of working days during such twelve (12) month period.

     1.14 "GCP" means the Good Clinical Practice regulations promulgated by the FDA.


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.15 "GLP" means the Good Laboratory Practice regulations promulgated by the FDA.

     1.16 "GMP" means the Good Manufacturing Practice regulations promulgated by the FDA.

     1.17 "Government Approval" shall mean any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, foreign or domestic, necessary for the manufacture, use, storage, import, transport or sale, of the Products in a regulatory jurisdiction.

     1.18 "[ * ] Option Program" shall mean research and development pursuant to this Agreement of all Option Compounds relating to all Option Targets applicable to the [ * ].

     1.19 "IND" or "Investigational New Drug Application" shall mean an application for regulatory approval by the FDA or its foreign equivalent in France, the United Kingdom, Germany or Japan, to commence human clinical testing of a drug, as defined by the FDA or the foreign equivalent.

     1.20 "Lead Defense Party" shall have the meaning assigned to it in Section 8.2(e)(2) hereof.

     1.21 "Merck Know-How" shall mean all materials and information that Merck owns, controls or has a license to (with a right to sublicense) as of the Effective Date and from time to time during the Research Term, which arise outside of the Research Program, but only insofar as the above are necessary or useful for the conduct of the activities under the Research Program.

     1.22 "Merck Option" shall mean the option by Merck to conduct research and development activities with respect to any Option Program and to commercialize Option Compounds, as further described in this Agreement.

     1.23 "Merck Patents" shall mean any and all patents, both foreign and domestic, which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal has been or can be taken, including without limitation all substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, (a) which (i) are issued as of the Effective Date, (ii) subsequently issue from applications (including divisionals, continuations and continuations-in-part) pending as of the Effective Date, or (iii) issue from any such applications subsequently filed on inventions made as of the Effective Date and (b) which Merck owns, controls or has a license to (with the right to sublicense), and (c) which relate to the development, manufacture, use or sale of the Products or the Program Assays.

     1.24 "Merck Substances" shall mean those natural extracts, natural compounds and synthetic compounds which Merck owns or has the right to license or sublicense as of the


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Effective Date or from time to time during the Research Program, and which Merck has approved for screening under the Research Program.

     1.25 "Merck Technology" shall mean, collectively, the Merck Patents and the Merck Know-How.

     1.26 "NDA" (or "New Drug Application") shall mean a new drug application as defined by the U.S. FDA or the foreign equivalent in France, the United Kingdom, Germany or Japan.

     1.27 "Net Sales" shall mean, with respect to a Product, and on a country-by-country basis, the gross invoice price of all quantities of such Product sold by a party, its Affiliates or sublicensees to an independent third party after deducting, if not already deducted in the amount invoiced [ * ]. With respect to sales of combination products, which shall consist of Products combined with one or more additional active ingredients, Net Sales shall be calculated on the basis of the [ * ].

     1.28 "New Target" and "New Target Assay" shall have the meanings assigned to each, respectively, in Section 2.3 hereof.

     1.29 "Option Compound" shall mean a Program Substance (i) which as a result of screening activities under the Research Program, [ * ] and (iii) as to which Tularik has commenced and is proceeding with preliminary development activities within [ * ] after the expiration of the Research Term.

     1.30 "Option Product" shall mean any pharmaceutical product which results during the Research Term [ * ], from research conducted with respect to an Option Compound. Each Option Product shall be deemed to include [ * ].

     1.31 "Option Program" shall mean either the [ * ] Option Program or the [ * ] Option Program, as the case may be.

     1.32 "Option Targets" shall mean those targets applicable to the [ * ] set forth on Appendix A hereto, or otherwise designated by a majority of the members of the entire Research Committee in writing.

     1.33 "Original Agreement" shall mean the Collaboration and License Agreement dated as of December 22, 1993 by and between Tularik and Merck.


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.34 "Products" shall mean, collectively, the Option Products and the Program Products.

     1.35 "Program Assays" shall mean those assays relating to the Core Targets or the Option Targets which, as of the Effective Date and from time to time during the Research Term, each party respectively owns or has rights to (with a right to sublicense), as set forth and periodically updated on Appendix A hereto.

     1.36 "Program Compound" shall mean a Program Substance which (i) as a result of screening activities under the Research Program, [ * ], (ii) [ * ] and
(iii) is designated by the Research Committee for [ * ]. Program Compounds shall also include all Option Compounds within any Option Program as to which Merck has exercised the Merck Option.

     1.37 "Program Know-How" shall mean all materials and information developed in the course of the Research Program.

     1.38 "Program Patents" shall mean any and all patents, both foreign and domestic, which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal has been or can be taken, including with out limitation, all substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates which cover inventions or discoveries made in the course of the Research Program.

     1.39 "Program Product" shall mean any pharmaceutical product which results during the Research Term [ * ] from research conducted with respect to a Program Compound. Each Program Product shall be deemed to include all indications, formulations, line extensions or modes of administration thereof.

     1.40 "Program Substances" shall mean the Merck Substances and the Tularik Substances.

     1.41 "Research Committee" shall mean that committee formed pursuant to
Section 2.2 hereof.

     1.42 "Research Management Committee" or "RMC" shall mean Merck's Research Management Committee.

     1.43 "Research Program" shall mean the research program carried out by the parties in the Field during the Research Term pursuant to Article 2 hereof, as further described in Appendix B.

     1.44 "Restricted Compound" shall mean any Program Compound or Option Compound which Merck has designated as restricted in accordance with Sections 2.1(c) hereof.


[ * ] =Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.45 "Third Party Screening Royalty" shall mean any royalty obligation owed by Tularik or Merck to any third party, for the screening or use of any Program Substance.

     1.46 "Tularik Know-How" shall mean all materials and information that Tularik owns, controls or has a license to (with a right to sublicense) as of the Effective Date and from time to time during the Research Term, which arise outside the Research Program, but only insofar as any of the above are necessary or useful to the conduct of the activities carried out under the Research Program.

     1.47 "Tularik Patents" shall mean any and all patents, both foreign and domestic, which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal has been or can be taken, including without limitation all substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, (a) which (i) are issued as of the Effective Date, or (ii) subsequently issue from applications (including divisionals, continuations and continuations-in-part) pending as of the Effective Date, or (iii) issue from any such applications subsequently filed on inventions made as of the Effective Date, (b) which Tularik owns, controls or has a license to (with the right to sublicense), and
(c) which relate to the development, manufacture, use and sale of the Products or the Program Assays.

     1.48 "Tularik Substances" shall mean those natural extracts, natural compounds and synthetic compounds which Tularik owns or has the right to license or sublicense as of the Effective Date or from time to time during the Research Program, and which Tularik has approved for screening under the Research Program.

     1.49 "Tularik Technology" means, collectively, the Tularik Patents and the Tularik Know-How.

                                       2
                               RESEARCH PROGRAM

     2.1 Research Program. Tularik and Merck will conduct the Research Program under the direction of the Research Committee. During the Research Term, Tularik shall [ * ] the Research Program, including management of the Program. Tularik shall appoint Dr. M. G. Peterson to manage the Research Program. Tularik acknowledges that the involvement of Dr. S. McKnight in the Research Program is critical to the success of the Research Program. Merck acknowledges that Dr. S. McKnight will become a consultant to Tularik on January 1, 1997. The parties intend that the work of Dr. S. McKnight relating to his employment responsibilities at the University of Texas Southwestern Medical Center at Dallas ("UT"), or work developed with UT's support or facilities, shall not be utilized in the Research Program; provided, however, that [ * ]. Merck shall have the right to approve all changes in the management of the Research Program, in its sole discretion.

          (a) Provision of Program Substances. Merck shall provide the Merck Substances in coded form, and Tularik shall provide the Tularik Substances, for use in the


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Research Program, in accordance with Appendix B. It is understood that neither party shall have an obligation to provide any particular amounts or types of Substances. Each Merck or Tularik Substance that does not possess Anti-Viral Activity will be returned to Merck or Tularik, as the case may be, and will cease to be subject to the terms of this Agreement.

          (b) Screening Activities. During the Research Term, each party shall respectively make all Program Assays available for the Research Program. In the event that either party develops or acquires new Program Assays during the Research Term, such party shall promptly inform the Research Committee of the existence of such Program Assay. Unless otherwise directed by the Research Committee, Tularik shall conduct all screening of the Program Substances. To the extent practicable, the Program Substances shall be screened contemporaneously in Program Assays for both the Core Targets and Option Targets. Tularik shall notify Merck promptly when a Program Substance demonstrates Anti-Viral Activity in a Core Target or Option Target. Any Program Substance which does not demonstrate Anti-Viral Activity in a Core Target or Option Target shall be returned to the party which supplied such Program Substance, and shall not be included further under the terms of the Agreement.

          (c) [ * ] Compounds. Within [ * ] of the date Merck receives all material data indicating whether or not a Merck Substance has reacted positively in a Program Assay for a Core Target or an Option Target, Merck shall [ * ], upon which occurrence [ * ]. In the event that Merck [ * ], the Research Committee shall commence evaluation of such Merck Substance, or Tularik shall be free to conduct further research, in the case of a Merck Substance [ * ], subject to the terms and conditions of this Agreement. Merck will [ * ], as the case may be, for which such [ * ] without the agreement of Tularik. It is understood that there are [ * ].

     2.2  Research Committee.

          (a) Formation of Research Committee. The Research Committee shall consist of six (6) members, Merck and Tularik each to appoint and substitute as necessary from time to time three (3) members of such Committee. Each member shall have appropriate technical credentials and knowledge and ongoing familiarity with the Research Program. The Chairperson of the Research Committee shall be one of the Merck-appointed members. Except as otherwise provided in Sections 1.6, 1.8 and 1.32, all decisions of the Research Committee shall be unanimous.

          (b) Meetings of Research Committee. The Research Committee shall meet quarterly, at such times as shall be mutually agreed upon by the parties. The location of such meetings shall alternate between sites designated by Tularik and sites designated by Merck.

          (c) Responsibilities of the Research Committee. The Research Committee shall carry out the following responsibilities during the Research Term and, with respect to Option Compounds which continue to be subject to the Merck Option, for [ * ]: (1) defining the yearly research objectives, (2) determining whether a Program Substance has Anti-Viral Activity,


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3) coordinating activities required to carry out the Research Program, (4) periodically revising the Research Program, (5) monitoring progress of the Research Program and (6) making recommendations regarding further pre-IND development of Program Compounds and Option Compounds.

     2.3 New Target Assays. In the event that Tularik develops any new screening assays relating to any disease in the Field other than the Core Targets and the Option Targets (each, a "New Target Assay" and "New Target," respectively) during the Research Term, Tularik hereby agrees to promptly disclose to Merck the existence of each New Target Assay. Merck shall have the right to [ * ] for the identification and/or development of compounds relating to such New Target by delivering to Tularik within [ * ] of Tularik's disclosure of the New Target Assay, [ * ]. Upon receipt by Tularik of [ * ] relating to the New Target. [ * ].

     2.4 Term and Termination of Research Program. The Research Program shall be carried out for a period commencing on the Effective Date and ending on December 31, 1999 (the "Research Term"), which Research Term may be extended at Merck's option for additional one (1)-year periods; provided, however, that any such extension shall be made upon [ * ] prior written notice to Tularik. Anything in the foregoing sentence to the contrary notwithstanding, Merck may terminate the Research Term upon [ * ] written notice given to Tularik any time after December 31, 1998. In the event of any such termination, payments under
Section 5.1(b) shall be prorated to fund the Research Program to the effective date of such termination. After expiration or termination of the Research Term, Tularik may, in its sole discretion, screen Merck Compounds at Merck's request, at fees and upon terms to be mutually agreed upon by the parties at such time.

                                       3
             DEVELOPMENT AND COMMERCIALIZATION OF OPTION PRODUCTS

     3.1 Tularik Development of Option Compounds. Tularik shall have the right, but not the obligation, to conduct research and development and to commercialize all Option Compounds, subject only to the Merck Option.

     3.2 Tularik to Keep Merck Informed. Tularik shall provide Merck with semi-annual reports of its progress in developing each Option Compound for which Merck may be entitled to exercise the Merck Option in such reasonable detail as shall be necessary and appropriate to permit Merck to determine whether it wishes to exercise the Merck Option.

     3.3  Merck Option.

          (a) Merck Option. Merck may give Tularik written notice of its intention to conduct research and development activities with respect to an Option Program at any time, but


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

not later than the expiration of [ * ] following the Exercise Date relating to such Option Program. Upon exercising the Merck Option by giving such notice in such manner, all Option Compounds within such Option Program shall become Program Compounds for all purposes of this Agreement. Upon exercise by Merck of the Merck Option, Tularik will [ * ] for which the Merck Option has been exercised or [ * ].

          (b) Other Option Programs. Notwithstanding any exercise by Merck of the Merck Option with respect to an Option Program, [ * ] relating to [ * ] and [ * ] for which the Merck Option has not been exercised, subject to Section 3.3(a) above.

          (c) Reimbursement. Merck shall reimburse Tularik for the reasonable costs and expenses incurred by Tularik relating to studies and preliminary development conducted on any Option Program as to which Merck exercises the Merck Option. Such cost reimbursement shall be on a basis of [ * ], which reimbursement shall include the items listed on Exhibit C hereto. Merck will also reimburse Tularik for any additional outside expenses that it approves at the time of such reimbursement, as necessary and appropriate.

    3.4 Tularik Request for Exercise of Merck Option. Tularik shall notify Merck that the Merck Option has become exercisable with respect to an Option Program by submission to Merck of Exercise Data on the Exercise Date. In no event shall Merck be obligated to consider exercise of the Merck Option with respect to such Option Program unless Exercise Data for such Option Program shall have been submitted to Merck. In the event Merck shall not exercise the Merck Option with respect to such Option Program within [ * ] following the Exercise Date, the Merck Option shall expire with respect to such Option Program. Following such expiration: (i) [ * ]; (ii) Tularik shall [ * ]; and
(iii) Tularik may [ * ].

                                       4
                            EXTRA-FIELD INDICATIONS

     4.1 Extra-Field Indications. The parties acknowledge that the Program Compounds and Option Compounds may prove to have applications for indications outside the Field. Subject to the provisions of this Article 4, Merck shall have the [ * ] and Tularik shall have the [ * ]. Notwithstanding the foregoing, the parties acknowledge that each [ * ].

     4.2 Royalty Obligations; Approvals. With respect to each Program Compound or Option Compound developed by either party as set forth above for extra-Field indications, the developing party shall be subject to the following royalty obligations and approval requirements:

          (a) Developing Party's Substance. With respect to the development and commercialization of any Program Compound and Option Compound based upon its own Program Substance [ * ], the developing party shall [ * ] from the other party for such development and commercialization, [ * ] of such Program Compound or Option Compound.

          (b) Other Party's Substance.  With respect to the development and


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

commercialization of any Program Compound or Option Compound based upon the non-developing party's Program Substance [ * ], the developing party shall be subject to [ * ] in accordance with the following:

          (1) If such Program Compound or Option Compound is subject only to the developing party's patents or patents jointly owned by Merck and Tularik, such development and commercialization shall [ * ], and [ * ] of such Program Compound or Option Compound.

          (2) If such Program Compound or Option Compound is either (i) not covered by any patent of either party or any jointly-owned patent or (ii) is covered by the other party's patents, such development and commercialization shall [ * ] if the developing party is also [ * ] if the developing party is [ * ].

          (c) Meaning of the Term "Patent." For purposes of this Section 4.2, "patent" shall mean, with respect to any Product, a valid United States
[ * ] patent covering such Program Compound or Option Compound, [ * ], which a party owns, controls or has a license to as of such date.

                                       5
                                 PAYMENT TERMS

     5.1  Research Program Funding.

          (a) Initial Payment. In consideration for the activities performed by Tularik under the Research Program with respect to the Core Targets, Merck shall pay Tularik a sum of [ * ].

          (b) Research Term Fees. For each of the [ * ] of the Research Term, Merck shall pay Tularik a sum of [ * ].

          (c) Research Term Extensions. In the event that Merck extends the Research Term pursuant to Section 2.4 hereof, Merck shall pay Tularik for each one (1)-year extension [ * ].

     5.2 Equity Investment. Within fifteen (15) days of the Effective Date, Tularik and Merck shall execute a Series D Preferred Stock Purchase Agreement, pursuant to which Merck shall purchase Four Hundred Thousand (400,000) shares of Tularik Series D Preferred Stock for a sum of Two Million Dollars ($2,000,000). After execution of such Stock Purchase Agreement, this Agreement and such Stock Purchase Agreement shall have no further relationship and each agreement will operate completely independently.


[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     5.3 Further IPO Investment. In the event that Tularik consummates an initial public offering (the "IPO"), Merck further agrees to purchase Four Million Dollars' ($4,000,000) worth of Tularik stock, at a price per share and subject to such terms as Tularik and Tularik's underwriters in the IPO shall decide. The obligation set forth in this Section 5.3 shall continue for a period of five (5) years following the Effective Date, notwithstanding any termination of this Agreement prior to the expiration of such period, unless such termination occurs as a result of Tularik's material breach under Section 9.2(a) hereof.

     5.4 Option Payments. Merck shall pay Tularik an exercise fee of [ * ] with respect to each Option Program as to which Merck exercises the Merck Option, at the time of each respective exercise and thereupon Tularik's rights with respect to Option Compounds within such Option Program shall be governed by
Section 3.3(a).

     5.5       Benchmark Payments.  With respect to [ * ], Merck shall pay to
Tularik:

               (a)  [ * ];

               (b)  [ * ];

               (c)  [ * ];

               (d)  [ * ].

     5.6       Royalties.

               (a) Merck Royalty Payments for Program Products. Merck shall pay to Tularik an annual running royalty on Net Sales of each Program Product sold by it and/or its Affiliates or sublicensees for applications within the Field (other than Program Products acquired by exercise of the Merck Option), according to the following rates:

                   (1)       [ * ]; and

                   (2)       [ * ].

               (b) Merck Royalty Payments for Merck Option Products. Subject to
Section 4.2 hereof, Merck shall pay Tularik an annual running royalty on Net Sales of each Program Product acquired by exercise of the Merck Option and sold by it and/or its Affiliates or sublicensees for applications within the Field, according to the following rates:

                   (1) [ * ]

                   (2) [ * ]

                   (3) [ * ].

               (c) Tularik Royalty Payments for Option Products. Tularik shall pay to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Merck an annual running royalty on Net Sales of each Option Product based upon, derived from or which incorporates a Merck Substance and sold by it and/or its Affiliates or sublicensees for applications within the Field, according to the following rates:

               (1)   [ * ]; and

               (2)   [ * ].

          (d) Third-Party Royalty Credit. In the event that either party is required to make payments (including, without limitation, royalties, option fees or license fees) other than the [ * ], to one or more third parties to obtain licenses or similar rights to patent protected technology necessary to make, use or sell a Product in the Field, the party marketing such Product may deduct
[ * ] of the actual cost of such payments from royalties payable to the other party under this Section 5.6 with respect to such Product, provided, however, that in no event shall the royalties due to either party be reduced by more than [ * ] of the amount of royalties owed in any given calendar quarter. Unused royalty credits may be carried over from one royalty period to the next, subject to the [ * ] limitation set forth above.

     5.7  Royalty Term.

          (a) Non-Patented Products. For each Product the manufacture, use or sale of which for applications within the Field is not covered by a Program Patent, Merck Patent or a Tularik Patent in a country, royalties shall be payable in such country until seven (7) years from the date of first commercial sale of the Product in such country.

          (b) Patented Products. For each Product the manufacture, use or sale of which for applications within the Field is covered by a Program Patent, Merck Patent or Tularik Patent, royalties shall be payable in a country until the later of (i) seven (7) years from the first commercial sale of the Product in such country, or (ii) the expiration of the last to expire Program Patent, Merck Patent or Tularik Patent covering such manufacture, use or sale.

     5.8 Manner and Time of Royalty Payments. All royalty payments due hereunder shall be made in accordance with the provisions of Article 7 hereof.

     5.9 Date and Place of Sale. Products shall be considered sold when invoiced by the selling party. The obligation to pay royalties on Net Sales of a Product in the Field shall be imposed only once with respect to the same unit of such Product.


                                       6
                                GRANT OF RIGHTS

     6.1   Research Program License.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          (a) Grant by Merck. Merck hereby grants to Tularik, during the Research Term (and any extension thereof), (i) [ * ] in accordance with the terms of the Research Program. Nothing herein shall be deemed to grant any rights or other interests in favor of Tularik with respect to the Merck Technology and the Merck-owned Program Patents other than as expressly set forth in this Agreement.

          (b) Grant by Tularik. Tularik hereby grants to Merck, during the Research Term (and any extension thereof) (i) [ * ] in accordance with the terms of the Research Program. Nothing herein shall be deemed to grant any rights or other interests in favor of Merck with respect to the Tularik Technology and the Tularik-owned Program Patents other than as expressly set forth in this Agreement.

          (c) Preliminary Development by Merck of Program Compounds. Tularik hereby grants to Merck an exclusive (but for the license granted to Tularik under Section 6.1(d) below) license under the (i) [ * ] as are necessary for Merck to fulfill its obligations under the Research Program in accordance with Appendix B.

          (d) Preliminary Development by Tularik of Option Compounds. Subject to the terms of the Merck Option, Merck hereby grants to Tularik an exclusive (but for the license granted to Merck under Section 6.1(c) above) license under
(i) [ * ] with respect to any Option Compound within any Option Program. Such license shall terminate as to Options Compounds within any Option Program with respect to which the Merck Option shall have been exercised or shall have terminated.

          (e) Use Limitation. Each party agrees and acknowledges that use of the Merck Substances and the Tularik Substances provided pursuant to Article 2 is limited solely to those activities contemplated by the Research Program, unless otherwise provided for in this Agreement. Each party understands and acknowledges that the other party's substances are for research use only and shall not be administered to humans in any manner or form, except in accordance with the terms of this Agreement, and subject to appropriate Governmental Approval.

     6.2 License to Merck for Program Products. Tularik hereby grants to Merck an exclusive, worldwide license to develop, make, have made, use, sell and have sold Program Products in the Field under [ * ]. Tularik shall not conduct any screening, development, manufacturing or commercialization activities with respect to the [ * ], except as provided under this Agreement.

     6.3 License to Tularik for Option Products. Merck hereby grants to Tularik an exclusive, worldwide license to make, have made, use, sell, and have sold Option Products in the Field as to which Merck has not exercised the Merck Option, under the (i) [ * ].

     6.4 Sublicenses. Each party shall have the right to grant sublicenses under the licenses set forth in this Agreement, as appropriate.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchanage Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     6.5  Merck Due Diligence; Obligation to Inform.

          (a) Diligent Development and Commercialization. Merck shall devote the same degree of attention and diligence to [ * ]. The requirements for diligent development and commercialization set forth in this Section 6.5(a) shall in no way be interpreted to modify either party's respective obligations under the Research Program.

          (b) Obligation to Inform. Merck hereby agrees to keep Tularik informed on a reasonable basis of the development of each Program Compound, including but not limited to periodic written updates on the progress of each filing with the FDA and its foreign equivalents in France, the United Kingdom, Germany and Japan.

          (c) No Material Breach. Notwithstanding the foregoing, any failure by Merck to fulfill the development, commercialization and information obligations set forth in this Section 6.5 with respect to any Program Compound shall not be deemed a material breach of this Agreement, to the extent that such failure results [ * ].


                                       7
                           PAYMENTS; RECORDS; AUDIT

     7.1 Payment; Reports. All amounts payable to either party under this Agreement shall be paid in U.S. Dollars within [ * ] of the end of each calendar quarter or as otherwise specifically provided herein. Each payment of royalties shall be accompanied by a statement of the amount of Net Sales during such quarter, the amount of aggregate worldwide Net Sales to date as of the end of such quarter where necessary in determination of royalty rates, and the amount of royalties due on such sales. Each party agrees that if it desires to sell or otherwise place any Products in exchange for consideration, or in a manner, that makes it impractical to calculate royalty due, [ * ]. The parties hereby agree that [ * ].

     7.2 Exchange Rate; Manner and Place of Payment. Royalty payments and reports for the sale of Products (i) in the United States shall be calculated and reported for each quarter ending on the last day of March, June, September and December; and (ii) outside the United States shall be reported for each quarter ending on the last day of February, May, August and November. Exchange conversion of foreign sales into U.S. Dollars shall be made as necessary at the rate of exchange quoted by Reuters Ltd., for the spot purchase of U.S. Dollars at 7:15 a.m. (New York time) on the fourth banking day preceding the end of the applicable royalty period. All payments owed under this Agreement shall be made by wire transfer, unless otherwise

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

specified by such party.

     7.3 Records and Audit. During the term of this Agreement and for a period of two (2) years thereafter, the parties shall each keep complete and accurate records pertaining to the sale or other disposition of the Products commercialized by it, in sufficient detail to permit the other party to confirm the accuracy of all payments due hereunder. Each party shall have the right to cause an independent, certified public accountant to audit such records to confirm the other party's Net Sales and royalty payments for the preceding year; provided, however, that such auditor shall not disclose the audited party's confidential information to the other party, except to the extent such disclosure is necessary to verify the amount of royalties due under this Agreement. Such audits may be exercised once a year, within two (2) years after the royalty period to which such records relate, upon notice to such other party and during normal business hours. The party requesting the audit shall bear the full cost of such audit [ * ]. The terms of this Section 7.3 shall survive any termination or expiration of this Agreement for a period of two (2) years.

     7.4 Taxes. All turnover and other taxes levied on account of the royalties accruing to each party under this Agreement shall be borne and paid by the party receiving such royalty for its own account, including taxes levied thereon as income to the receiving party. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty paid by the party making such payment to the proper taxing authority and a receipt of payment of the tax secured and shall be promptly delivered to the party entitled to the royalty. Each party agrees to reasonably assist the other party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8
                              OWNERSHIP; PATENTS

     8.1  Ownership.

          (a) Technology; Substances; Program Patents and Program Know-How. Tularik acknowledges and agrees that Merck is and shall remain the sole owner of the Merck Technology, the Merck-owned Program Patents, the Merck-owned Program Know-How and the Merck Substances, and that Tularik has no rights in or to the Merck Technology, the Merck-owned Program Patents, the Merck-owned Program Know-How and Merck Substances, other than the license rights specifically granted herein. Merck acknowledges and agrees that Tularik is and shall remain the sole owner of the Tularik Technology, the Tularik-owned Program Patents, the Tularik-owned Program Know-How and the Tularik Substances, and that Merck has no rights in or to the Tularik Technology, Tularik-owned Program Patents, the Tularik-owned Program Know-How and Tularik Substances other than the license rights specifically granted herein. Each party acknowledges and agrees that each party shall be the sole owner of the Program Assays and inventions or discoveries made solely by it in the course of the Research Program, subject to right granted under this Agreement, and that the other party has no rights in or to such Program Assays and inventions or discoveries other than those rights specifically granted to such other party herein. Program Assays and inventions or discoveries jointly made by the parties in the course of the Research Program shall be jointly owned.

          (b) Program Know-How. Subject to the licenses granted under this Agreement, Tularik and Merck shall each solely own the entire right, title and interest in and to any Program Know-How made or discovered solely by it, and the parties shall own jointly the entire right, title and interest in and to Program Know-How jointly made or discovered.

     8.2  Patents.

          (a)       Patent Prosecution.

                    (1) Tularik Patents and Merck Patents shall be prosecuted and maintained by Tularik and Merck, respectively, at such party's option and its own expense.

                    (2) Each party shall be responsible for filing, prosecuting and maintaining those Program Patents covering inventions or discoveries made solely by it, at its own expense. [ * ]. In the event that any party decides not to proceed with prosecuting a patent application which it filed under this Section, or to pay any annuity for a Program Patent as it becomes due, which application or patent is relevant to the license rights of the other party under this Agreement, such party shall give the other party sixty (60) days' notice before any relevant deadline, and the other party shall have the right to pursue, at its own expense, prosecution of such patent application or maintenance of the patent. Upon request, the filing party may request

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchanage Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

copies of notebook pages containing supporting experimental data. Upon request, the filing party shall forward copies of official correspondence relating to the relevant patent application filing.

               (3) Each party specifically excludes any representation or warranty, express or implied, that it will successfully obtain any Program Patent.

          (b) Perfection of Interest. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other's ownership interest in accordance with the intent of this Article 8 including, without limitation, the execution of necessary and appropriate instruments of assignment.

          (c) Patent Marking. Each party shall mark all Products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

          (d) Infringement of Patents by Third Parties.

              (1) Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Tularik Patents, the Merck Patents, or the Program Patents which may adversely impact the rights of the parties hereunder, of which it becomes aware.

              (2) Each party shall retain the right to bring, at such party's expense, an appropriate action against any person or entity directly or contributorily infringing a patent or Program Patent owned by such party. In such event, the other party hereby agrees to cooperate reasonably with the owner of such patent or Program Patent in any such efforts. Any recovery obtained by the patent or Program Patent owner as a result of such action, whether obtained by settlement or otherwise, shall be disbursed as follows: [ * ]. The non-owner at its own election and expense shall have the right to be joined in any such action as a party. No settlement, compromise or other disposition of any such action which compromises the non-owner's rights under this Agreement shall be entered into without such non-owner's prior written consent, which shall not be unreasonably withheld. In the event that an alleged infringer is engaged in the manufacture, use or sale of a drug product with applications in the Core Targets or Option Targets in a country in which the non-owner [ * ], and the owner fails to institute an infringement suit or take other reasonable action to protect the relevant patent or Program Patent, the non-owner shall have the right, within [
* ] of notification to the owner of such alleged infringement, to institute such suit or take other appropriate action at its own expense in the name of the owner or non-owner, or both. In such event, the owner of the patent or Program Patent shall cooperate reasonably with the non-owner, if applicable, in its efforts to protect the relevant patent or Program Patent. Any recovery obtained by the non-owner as a result of such proceeding, by settlement or otherwise, shall be disbursed as follows: [ * ]. No settlement, compromise or other disposition of any such proceeding which concerns the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchanage Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

validity of any patent or Program Patent shall be entered into without the patent or Program Patent owner's prior written consent, which shall not be unreasonably withheld.

               (3) In the event that the parties become aware of any alleged or threatened infringement of the jointly-owned Program Patents, including but not limited to any certification filed under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the parties shall confer and may agree jointly to prosecute such infringement. If the parties do not agree on whether or how to proceed with enforcement activity within (i) [ * ] following the notice of alleged infringement [ * ], whichever comes first, then either party may act in its own name to commence litigation with respect to the alleged or threatened infringement. In the event that a party brings an infringement action, the other party shall reasonably cooperate, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 8.2(d)(3) in a manner that diminishes the rights or interests of the other party without the consent of such other party. The costs of any litigation commenced solely by one party, pursuant to this Section 8.2(d)(3), including attorneys' fees and expenses, shall be borne entirely by such party. The costs of any litigation commenced by the parties jointly, shall be borne equally by the parties (unless they agree to a different cost sharing arrangements in any particular matter) with such costs to be accounted for and reimbursed under this
Section 8.2(d)(3), without an allocation for internal resources devoted to litigation. [ * ], after reimbursement of both parties' reasonable expenses in prosecuting such actions.

          (e) Infringement of Third Party Rights.

              (1) In the event that any Product manufactured or sold hereunder becomes the subject of a claim for patent, copyright or other proprietary right infringement anywhere in the world, and irrespective of whether Merck or Tularik is charged with said infringement, and the venue of such claim, the parties shall promptly confer to discuss the claim.

              (2) The party responsible for marketing the Product which is the subject of the infringement claim (the "Lead Defense Party") shall have the right, but not the obligation, to assume the primary responsibility for the conduct of the defense of any such claim. In the event that the Lead Defense Party decides to assume responsibility for such defense, it shall [ * ]. In such event, the non-Lead Defense party shall have the right, but not the obligation, to participate in any such suit, at its sole option [ * ]. If the Lead Defense Party decides not to assume responsibility for the conduct of the defense, the Non-Lead Defense shall have the right, but not the obligation to conduct the defense of the claim. Each party shall reasonably cooperate with the party conducting the defense of the claim, including if required to conduct such defense, furnishing a power of attorney. Neither party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent, which consent shall not be unreasonably withheld.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchanage Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9
                               TERM; TERMINATION

     9.1 Term. Except as provided under Section 9.2 below, (a) the term of this Agreement shall commence upon the Effective Date and shall expire on the expiration date of the last to expire royalty obligation, and (b) upon expiration of this Agreement, [ * ].

     9.2  Termination.

          (a) Material Breach. If either party materially breaches the Agreement and the breaching party has not (i) cured the breach or (ii) initiated good faith efforts to cure such breach to the reasonable satisfaction of the non-breaching party, within [ * ] of written notice of breach from the non-breaching party, the non-breaching party may terminate this Agreement upon expiration of such [ * ] period. In the event of termination of this Agreement for material breach, [ * ].

          (b) Insolvency or Bankruptcy. Either party may terminate this Agreement effective immediately and without liability upon written notice to the other party if such other party (a) becomes insolvent or declares bankruptcy,
(b) becomes the subject of any proceedings seeking relief, reorganization or rearrangement under laws relating to insolvency, (c) makes an assignment for the benefit of creditors, or (d) commences the liquidation, dissolution or winding up of its business.

     9.3 Surviving Rights. The obligations and rights of the parties under Articles 4, 7, 8, 9, 10, 11, 12, 14 and 15 and Sections 16.3, 16.4, 16.5, 16.6,
16.9 and 16.10 shall survive termination. Section 5.3 shall survive termination in accordance with the terms provided in such Section.

     9.4 Accrued Rights; Surviving Obligations. The termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including any damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of the Agreement.


                                      10
                                INDEMNIFICATION

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchanage Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     10.1 Indemnification by Tularik. Subject to Section 10.2 below, Tularik hereby agrees to indemnify, hold harmless and defend Merck against any and all expenses, costs or defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Merck becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims (i) are due to the neglect or negligence of Tularik; or (ii) result from Tularik's activities under this Agreement, except insofar as the claim or claims arise out of the possession, manufacture, use, sale or administration of the Products by Merck or Merck's Affiliates or sublicensees.

     10.2 Indemnification by Merck. Merck hereby agrees to indemnify, hold harmless and defend Tularik against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Tularik becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims (i) are due to the neglect or negligence of Merck; or (ii) result from Merck's activities under this Agreement, except insofar as the claim or claims arise out of the possession, manufacture, use, sale or administration of the Products by Tularik or Tularik's Affiliates or sublicensees.


                                      11
                            PUBLICATION; PUBLICITY

     11.1 Publication. Each party to this Agreement recognizes that the publication of papers, including oral presentations and abstracts, regarding the Program Know-How and the Program Patents, subject to reasonable controls to protect Confidential Information, will be beneficial to both parties. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Research Program and/or includes Program Know-How or Confidential Information of the other party. Before any such paper is presented or submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least [ * ] prior to presenting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within [ * ] of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than [ * ] from the delivery date thereof to the receiving party. The publishing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper and agrees [ * ].

     11.2 Publicity. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to the existence of or the performance under this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld other than as may be necessary for compliance with applicable governmental requirements.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12
                                CONFIDENTIALITY

     12.1 Confidential Information; Exceptions. During the term of this Agreement, and for a period of five (5) years after termination thereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose; in particular, Merck shall not use the Tularik Know-How or the Tularik-owned Program Know-How, and Tularik shall not use the Merck Know-How or the Merck-owned Program Know-How, for the manufacture or sale of any products other than the Products, except as expressly authorized by this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Confidential Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

     Confidential Information shall not include any information which:

            (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

            (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

            (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;

            (d) is independently developed by the receiving party without any breach of this Agreement; or

            (e) is the subject of a written permission to disclose provided by the disclosing party.

     12.2 Financial Terms. The parties agree that the material financial terms of the Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms to bona fide potential sublicensees, if necessary; in connection with any such disclosure, each party agrees to use its best efforts to secure confidential treatment of such information. [ * ].

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13
                        REPRESENTATIONS AND WARRANTIES

     Each party hereby represents and warrants:

     13.1 Corporate Power. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     13.2 Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

     13.3 Binding Agreement. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

     13.4 Intellectual Property. Such party (i) has the full right to grant the licenses granted by it under this Agreement; and (ii) [ * ].

     13.5 Third Party Compounds. To the extent that any compounds owned by third parties are supplied by such party for activities contemplated by this Agreement, such party has full right and license to use such third party compounds for the contemplated activities. Such party represents and warrants, that to the best of its knowledge, the use of such third party compounds in accordance with the terms of this Agreement will not [ * ].

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      14
                          IMPORT AND EXPORT CONTROLS

     14.1 United States Laws. The parties understand and acknowledge that each of them is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Merck or Tularik to provide access to or license any technology pursuant to this Agreement, as well as any technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor or interim controlling legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Both parties also agree to comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from making any payments to third parties which would cause Merck or Tularik to violate the Act.

     14.2 Non-United States Laws. Merck and Tularik shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all non-United States laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such non-United States laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.


                                      15
                   DISCLAIMER OF WARRANTIES; FURTHER ACTION

     15.1   Disclaimers.

            (a) Tularik Disclaimer. THE TULARIK TECHNOLOGY, INCLUDING THE PROGRAM ASSAYS AND THE TULARIK SUBSTANCES, PROVIDED BY TULARIK HEREUNDER ARE PROVIDED "AS IS" AND TULARIK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Tularik expressly does not warrant (i) the success of any study or test commenced pursuant to the Research Program, or
(ii) the safety or usefulness for any purpose of Tularik Technology or the Program Know-How.

            (b)   Merck Disclaimer.  THE MERCK TECHNOLOGY, INCLUDING THE

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PROGRAM ASSAYS AND THE MERCK SUBSTANCES, PROVIDED BY MERCK HEREUNDER ARE PROVIDED "AS IS" AND MERCK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Merck expressly does not warrant the safety or usefulness for any purpose of the Merck Technology or the Program Know-How.


                                      16
                                 MISCELLANEOUS

     16.1 Waiver. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

     16.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that neither party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidations, reorganization, or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning party, or (ii) to an Affiliate, provided, however, that in no event shall either party's obligations under the Research Program be assigned to an Affiliate without prior written consent of the other party.

     16.3 Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

     In the case of Tularik:        Tularik Inc.
                                    Two Corporate Drive
                                    S. San Francisco, CA  94080
                                    Fax: (415) 829-4303
                                    Attention: President

     with a copy to:          Cooley Godward Castro Huddleson & Tatum
                                    Five Palo Alto Square
                                    Palo Alto, CA 94306
                                    Fax: (415) 857-0663
                                    Attention: Brian C. Cunningham, Esq.

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     In the case of Merck:    Merck & Co., Inc.
                              One Merck Drive
                              P.O. Box 100, WS2A-10
                              White House Station, NJ 08889-0100
                              Attention: Vice President, Corporate Licensing

Either party may change its address for communications by a notice to the other party in accordance with this section.

     16.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     16.5 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

     16.6 Construction of Agreement and Choice of Law, Jurisdiction and Venue. This Agreement and its terms and conditions shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions and also excluding the United Nations Convention on Contracts for the International Sale of Goods. The official text of the Agreement and any Notices given or accounts or statements required hereby shall be in English.

     16.7 Force Majeure. Any delays in performance by any party under this Agreement (other than either party's failure to pay money to the other party, unless such failure results solely from wire transfer failures beyond the control of the paying party, or the like) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     16.8 Independent Contractors. In making and performing this Agreement, Merck and Tularik act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Tularik and Merck. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party.

     16.9 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

full extent.

     16.10 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     16.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     16.12 Entire Agreement. This Agreement and any and all Schedules and Appendices referred to herein embodies the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, including the Original Agreement, which is superceded as of the Amendment Date by this Agreement.

     IN WITNESS WHEREOF, both Merck and Tularik have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the Amendment Date.

Tularik Inc.                        Merck & Co., Inc.


By:  /s/ David V. Goeddel           By:   /s/ Raymond V. Gilmartin
    ---------------------------        --------------------------------------
      David V. Goeddel                     Raymond V. Gilmartin
Title:President and                 Title: Chairman, President & CEO
                                          -----------------------------------
Chief Executive Officer

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX A
                              Targets and Assays
Core Targets
------------

     [ * ]

     [ * ]

     [ * ]

Core Target Assays
------------------

     [ * ]

     [ * ]

     [ * ]


Option Targets
--------------

     [ * ]

     [ * ]

Option Target Assays
--------------------

     [ * ]

     [ * ]

     [ * ]

     [ * ]

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX B
                               Research Program

     The research program, and the responsibilities of the two parties, shall be as follows:

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX C

                          Merck Option Reimbursement


The reimbursement costs of [ * ] referenced in Section 3.3(c) shall include the following:


Direct Expenses

[ * ]

Indirect Expenses

[ * ]

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       30